EXECUTION VERSION

CONSENT AND FIRST AMENDMENT TO TREASURY SECURED
REVOLVING CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO TREASURY SECURED REVOLVING CREDIT AGREEMENT (this “Consent and Amendment”), is made and entered into as of March 30, 2012, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Treasury Secured Revolving Credit Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (i) consent to the repurchase by the Borrower of shares of its common stock, par value $.001 per share (“Common Stock”) from time to time and (ii) amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Consent. Notwithstanding anything to the contrary in the Credit Agreement and subject to the satisfaction of the conditions set forth in Section 3 below, the Lenders hereby consent to the Borrower’s repurchase of Common Stock from time to time, and waive any Default associated with such repurchase of Common Stock, provided that (i) at the time of each such repurchase no Default shall be continuing and (ii) the aggregate consideration paid for all such purchases of Common Stock pursuant to this Consent shall not exceed $10,000,000.

2. Amendment. Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Commitment Termination Date” in its entirety with the following definition:

“Commitment Termination Date” shall mean the earliest of (i) March 31, 2013, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

3. Conditions to Effectiveness of this Consent and Amendment. Notwithstanding any other provision of this Consent and Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Consent and Amendment shall not become effective, and the Borrower shall have no rights under this Consent and Amendment, until the Administrative Agent shall have received (i) an arrangement fee in the amount of $125,000, payable to the Administrative Agent for its own account, (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Consent and Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Consent and Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (iv) executed counterparts to this Consent and Amendment from the Borrower and the Lenders and (v) a fully executed copy of that certain Consent, effective as of March 30, 2012, by and among the Borrower, Administrative Agent and other parties thereto, concerning the Second Amended and Restated Revolving Credit Agreement, dated as of December 6, 2011 (as amended, restated, supplemented or otherwise modified from time to time).

4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Consent and Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) The Borrower and each of its Subsidiaries (other than any Foreclosed Subsidiary) (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c) The execution, delivery and performance by the Borrower of this Consent and Amendment and of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

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(d) This Consent and Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e) After giving effect to this Consent and Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5. Acknowledgment of Perfection of Security Interest. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6. Effect of Consent and Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Consent and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Consent and Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7. Governing Law.

(a) This Consent and Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Consent and Amendment or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Consent and Amendment or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Consent and Amendment or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

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(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of Section 10.5 of the Credit Agreement and brought in any court referred to in paragraph (b) of Section 10.5 of the Credit Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Consent and Amendment irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Consent and Amendment or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

8. No Novation. This Consent and Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Consent and Amendment, including, without limitation, the reasonable fees and out-of- pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Consent and Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Consent and Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Consent and Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Consent and Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed, under seal in the case of the Borrower, by its respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ L. Scott Biar

Name: L. Scott Biar

Title: Chief Financial Officer, Secretary

   and Treasurer

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]

LENDERS:

SUNTRUST BANK, individually and as

Administrative Agent

By: /s/ Andrew Johnson

Name: Andrew Johnson

Title: Director

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT]